EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FORTY-NINTH SUPPLEMENTAL

INDENTURE

Relating to the

Oglethorpe Power Corporation First Mortgage Bonds,

Series 2009 B

Dated as of November 1, 2009

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE SUPERIOR COURT AND TAX COMMISSIONER:  BECAUSE THIS INSTRUMENT SECURES BONDS AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO GEORGIA ADMINISTRATIVE CODE §560-11-8-.14(d).

THIS FORTY-NINTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2009, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed counterpart of which is attached hereto as Exhibit A to this instrument that will be recorded in Hart County, Georgia and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-eight Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the forty-eight Supplemental Indentures have been recorded as set forth on Schedule 1, and copies of the prior forty-eight Supplemental Indentures are attached hereto as Exhibit B to this instrument and will be recorded in Hart County, Georgia, and such Supplemental Indentures are incorporated herein by reference;

WHEREAS, the Board of Directors of the Company has authorized a new series of Additional Obligations to be designated the First Mortgage Bonds, Series 2009 B, due November 1, 2039 in the principal amount of Four Hundred Million Dollars ($400,000,000) (the “Series 2009 B Bonds”);

WHEREAS, the Company has entered into that certain Registration Rights Agreement with the Initial Purchasers (as defined therein), dated as of October 26, 2009 (the “Registration Rights Agreement”), requiring that the Company register the Series 2009 B Bonds under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”);

WHEREAS, the Company has acquired certain real property located in Hart County, Georgia, more particularly described in Exhibit C attached hereto (the “Hart County Property”);

WHEREAS, at the time the Company executed and delivered the Original Indenture, the Company did not have a property interest in any real property located in Hart County, Georgia;

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;

WHEREAS, the Company desires to execute and deliver this Forty-Ninth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) subjecting, conveying and confirming unto the Trustee the lien of the Indenture with respect to the Hart County Property and the property more particularly described on Exhibit D attached hereto, and (ii) providing for the creation and designation of the Series 2009 B Bonds as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2009 B Bonds, to make the Series 2009 B Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2009 B Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Forty-Ninth Supplemental Indenture has been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS FORTY-NINTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2009 B Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and including the Hart County Property, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2009 B Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit C and Exhibit D attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FORTY-NINTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2009 B Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.

All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Forty-Ninth Supplemental Indenture, except as otherwise appears herein, in this Article I or unless the context clearly requires otherwise.  In addition, the following terms have the following meaning in this Forty-Ninth Supplemental Indenture unless the context clearly requires otherwise.

“Closing Date” means November 3, 2009.

“Interest Payment Date” means May 1 and November 1 of each year, commencing on May 1, 2010.

“Record Date” means the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Series 2009 B Bonds.

ARTICLE II

THE SERIES 2009 B BONDS AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1            Terms of the Series 2009 B Bonds.

There shall be established a series of Additional Obligations known as and entitled the “First Mortgage Bonds, Series 2009 B” (the “Series 2009 B Bonds”).

The aggregate principal amount of the Series 2009 B Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Four Hundred Million Dollars ($400,000,000).  The Series 2009 B Bonds shall consist of bonds in an aggregate principal amount of $400,000,000, due November 1, 2039.

Pursuant to the Registration Rights Agreement, the Company will register the Series 2009 B Bonds under the Securities Act with the SEC.  For the purposes of this paragraph and Exhibit E, the Series 2009 B Bonds issued on the Closing Date shall be referred to as the “Initial Series 2009 B Bonds” and the Series 2009 B Bonds issued pursuant to the Exchange Offer (as hereinafter defined) shall be referred to as the “Exchange Series 2009 B Bonds.”  The Registration Rights Agreement requires the Company to register the Initial Series 2009 B Bonds (i) by exchanging the Initial Series 2009 B Bonds for Exchange Series 2009 B Bonds through an exchange offer (the “Exchange Offer”) and/or, if applicable, (ii) by filing a Shelf Registration Statement (as defined in the Registration Rights Agreement).  The Registration Rights Agreement also contemplates that, under certain circumstances, the Company conduct a private exchange of first mortgage bonds with terms substantially identical to the Initial Series 2009 B Bonds, that may remain subject to transferability restrictions under the Securities Act (the “Private Exchange Bonds”), for the Initial Series 2009 B Bonds.  For all purposes under this Forty-Ninth Supplemental Indenture, each series of the Initial Series 2009 B Bonds, the related Exchange Series 2009 B Bonds and the Private Exchange Bonds shall be treated as a single series of Series 2009 B Bonds.

The Series 2009 B Bonds shall bear interest from their date of issuance, payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2010.  The Series 2009 B Bonds shall bear interest at the annual rate of 5.95%; provided, however, that if (i) the Company fails to file a registration statement under the Securities Act registering the Series 2009 B Bonds (the “Exchange Offer Registration Statement”) under the Securities Act in connection with the Exchange Offer with the SEC on or prior to the 90th day after the Closing Date, (ii) the Exchange Offer Registration Statement has not been declared effective by the SEC on or before the 180th day after the Closing Date, (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement, (iv) if a Shelf Registration Statement is required to be filed as a result of a Shelf Registration Event (as defined in the Registration Rights Agreement) but is not filed with the SEC on or prior to the 30th day after the date of such Shelf Registration Event, or (v) if a Shelf Registration Statement is required to be filed as a result of a Shelf Registration Event but is not declared effective by the SEC on or prior to the 60th day after the date of such Shelf Registration Event (each such event referred to in clauses (i) through (v), a “Registration Default” and each period during which a

Registration Default has occurred and is continuing, a “Registration Default Period”), then additional interest on the Series 2009 B Bonds will accrue (in addition to the stated interest on the Series 2009 B Bonds) at a rate of 1.00% per annum (“Special Interest”) on the principal amount of the Series 2009 B Bonds, from the date of the occurrence of any Registration Default until such Registration Default is remedied; provided, however, no Registration Default Period shall continue beyond the first anniversary of the Closing Date.  The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing.

If the Exchange Offer Registration Statement or the Shelf Registration Statement, if required, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable at any time during the period when the Exchange Offer Registration Statement is being used by Requesting Participating Broker-Dealers (as defined in the Registration Rights Agreement) or during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), respectively, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) prior to, in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, the 180th day after the Exchange Date (as defined in the Registration Rights Agreement) or, in the case of the Shelf Offer Registration Statement, the first anniversary of the Closing Date, then the interest rate on the Registrable Securities will be increased by the Special Interest amount commencing on the 31st day in such period and ending (i) the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has again become effective, (ii) the date the Prospectus relating thereto, as applicable, again becomes usable, (iii) in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, on the 180th day after the Exchange Date, or (iv) in the case of the Shelf Registration Statement, on the first anniversary of the Closing Date.

The principal and the Redemption Price of, and interest on, the Series 2009 B Bonds shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Record Date applicable to such Interest Payment Date or Redemption Date.  Interest on the Series 2009 B Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.  The Series 2009 B Bonds shall be dated the date of authentication.

The Series 2009 B Bonds shall be issued as fully registered global bonds without coupons and in denominations of $1,000 or any integral multiple thereof.  The Series 2009 B Bonds shall be registered in the name of Cede & Co., as nominee of the Securities Depository, pursuant to the Securities Depository’s Book-Entry System.  When the Series 2009 B Bonds are held in the Book-Entry System, purchases of beneficial interests in the Series 2009 B Bonds shall be made in book-entry form, without certificates.  If at any time the Book-Entry System is discontinued for the Series 2009 B Bonds, the Series 2009 B Bonds shall be exchangeable for other fully registered certificated Series 2009 B Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations.  The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Series 2009 B Bond.  The cost, if any, of preparing each new Series 2009 B Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.

Interest on the Series 2009 B Bonds shall be payable by check mailed to the registered owners thereof.  However, interest on the Series 2009 B Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the Series 2009 B Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Trustee not less than five days prior to the Record Date.  As long as the Series 2009 B Bonds are registered in the name of Cede & Co., as nominee of the Securities Depository, such payments shall be made directly to the Securities Depository.

Section 2.2            Make Whole Redemption.

(a)           The Company may redeem the Series 2009 B Bonds, in whole or in part, on any date prior to their maturity, at its option.  The Company must give at least 30 days, but not more than 60 days, prior notice of redemption mailed to the registered address of each Holder of Series 2009 B Bonds being redeemed except as otherwise required by the procedures of the Securities Depository.  The Redemption Price for the Series 2009 B Bonds will be equal to the greater of:

•                                          100% of the principal amount of the Series 2009 B Bonds being redeemed plus interest accrued through the Redemption Date; and

•                                          the sum of the present values of the remaining principal and interest payments on the Series 2009 B Bonds being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (1) the yield to maturity of the U.S. Treasury security having a life equal to the remaining average life of the maturity of Series 2009 B Bonds being redeemed and trading in the secondary market at the price closest to par, and (2) 25 basis points.

(b)           If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2009 B Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2009 B Bonds being redeemed and trading in the secondary market at the price closest to par.

(c)           If less than all of the Outstanding Series 2009 B Bonds are to be redeemed, the Series 2009 B Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate and the portion of the Series 2009 B Bonds not so redeemed will be in integral multiples of $1,000.

(d)           If the Company gives notice of the optional redemption of the Series 2009 B Bonds but the Trustee does not have enough funds on deposit to pay the full Redemption Price of the Series 2009 B Bonds to be redeemed, those Series 2009 B Bonds will remain Outstanding as though no redemption notice had been given.  The failure of the Trustee to have sufficient funds to effect the redemption will not constitute a payment or other default by the Company under the

Indenture and the Company will not be liable to any Holder of those Series 2009 B Bonds as a result of the failed redemption.  If the Trustee has enough funds on deposit to effect a redemption at the time the Company gives notice of the redemption, then the Company is obligated to redeem the Series 2009 B Bonds as provided in that notice.

Section 2.3            Form of the Series 2009 B Bonds.  The Series 2009 B Bonds and the Trustee’s authentication certificate to be executed on the Series 2009 B Bonds shall be substantially in the form of Exhibit E attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 2.4            Use of Proceeds.  The Company expects the proceeds of this offering of the Series 2009 B Bonds, net of the initial purchasers’ discounts and estimated offering expenses, to be $395,900,000.  The Company will use the net proceeds of this offering to finance a portion of the costs associated with the Company’s participation in two additional nuclear units at Plant Vogtle, to redeem outstanding commercial paper and for general corporate purposes, including the offering expenses associated with the issuance and exchange of the Series 2009 B Bonds.

ARTICLE III

MISCELLANEOUS

Section 3.1            Supplemental Indenture.  This Forty-Ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Series 2009 B Bonds to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Forty-Ninth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2            Recitals.  All recitals in this Forty-Ninth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3            Successors and Assigns.  Whenever in this Forty-Ninth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4            No Rights, Remedies, Etc.  Nothing in this Forty-Ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Forty-Ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of Outstanding Secured Obligations.

Section 3.5            Counterparts.  This Forty-Ninth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6            Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Forty-Ninth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Forty-Ninth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered by the Company in the presence of:		Attest:	/s/ Patricia N. Nash
Patricia N. Nash
Secretary

/s/ Joe Rick			[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	October 14, 2011

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[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION, a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered by the Trustee in the Presence of:			Authorized Agent

/s/ Muriel Shaw
Witness

/s/ Marcia Williams
Notary Public

(Notarial Seal)

My commission expires:	May 7, 2012

Exhibit A

A CONFORMED COUNTERPART OF THE ORIGINAL INDENTURE

Filed only in Hart County, Georgia

A-1

Exhibit B

COPIES OF THE PRIOR FORTY-EIGHT SUPPLEMENTAL INDENTURES

Filed only in Hart County, Georgia

B-1

Exhibit C

LEGAL DESCRIPTION OF HART COUNTY PROPERTY

1.             Hart County, Georgia

All that tract or parcel of land lying and being in the 1114th Georgia Militia District of Hart County, Georgia, containing 185.075 acres, more or less, and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, Begin at an iron pin (PK nail set) at the junction of CR 539 and Georgia Highway 181, thence South 64 degrees 40 minutes 05 seconds East a distance of 89.17 feet to an iron pin (5/8 inch rebar found) located on the northern right of way of Georgia Highway 181 (100’ R/W), said point being the TRUE POINT OF BEGINNING; thence leaving the northern right of way of Georgia Highway 181, South 85 degrees 14 minutes 08 seconds East a distance of 636.82 feet to a concrete monument found (USA HG 17B); thence North 31 degrees 20 minutes 13 seconds East a distance of 600.30 feet to an iron pin (1 and ¼ inch concrete open top found, formerly concrete monument found, USA HG 16B); thence North 33 degrees 42 minutes 51 seconds West a distance of 625.82 feet to an iron pin set located on the centerline of branch, said point being South 33 degrees 42 minutes 51 seconds East a distance of 23.73 feet from a concrete monument found (USA HG 15BR); thence along the centerline of branch the following courses and distances: North 04 degrees 00 minutes 39 seconds West a distance of 41.57 feet to a point; thence North 34 degrees 48 minutes 26 seconds East a distance of 45.88 feet to a point; thence North 14 degrees 21 minutes 32 seconds West a distance of 31.13 feet to a point; thence North 43 degrees 51 minutes 43 seconds East a distance of 82.40 feet to a point; thence North 75 degrees 09 minutes 43 seconds East a distance of 57.71 feet to a point; thence North 32 degrees 40 minutes 29 seconds East a distance of 18.68 feet to a point; thence North 87 degrees 05 minutes 00 seconds East a distance of 43.01 feet to a point; thence North 24 degrees 09 minutes 17 seconds East a distance of 25.36 feet to a point; thence South 47 degrees 05 minutes 16 seconds East a distance of 24.88 feet to a point; thence North 64 degrees 21 minutes 42 seconds East a distance of 56.60 feet to a point; thence North 11 degrees 28 minutes 30 seconds East a distance of 35.86 feet to a point; thence North 75 degrees 49 minutes 54 seconds East a distance of 17.77 feet to a point; thence North 25 degrees 26 minutes 40 seconds East a distance of 53.08 feet to a point; thence North 12 degrees 31 minutes 03 seconds West a distance of 60.75 feet to a point; thence North 69 degrees 25 minutes 56 seconds East a distance of 73.56 feet to a point; thence North 32 degrees 02 minutes 13 seconds East a distance of 116.28 feet to a point; thence North 17 degrees 11 minutes 39 seconds West a distance of 52.62 feet to a point; thence North 83 degrees 01 minutes 52 seconds East a distance of 13.30 feet to a point; thence North 05 degrees 00 minutes 00 seconds West a distance of 25.35 feet to a point; thence North 29 degrees 16 minutes 35 seconds East a distance of 127.22 feet to a point; thence North 35 degrees 00 minutes 49 seconds East a distance of 22.59 feet to a point; thence North 30 degrees 20 minutes 07 seconds East a distance of 60.43 feet to a point; thence North 40 degrees 47 minutes 33 seconds East a distance of 26.45 feet to a point; thence North 48 degrees 27 minutes 48 seconds East a distance of 30.05 feet to a point; thence North 19 degrees 12 minutes 01 seconds East a distance of 48.84 feet to a point; thence North 78 degrees 22 minutes 30 seconds East a distance of 19.09 feet to a point; thence North 30 degrees 08 minutes 36 seconds East a distance of 46.91 feet to a point; thence North 17 degrees 59 minutes 22 seconds East a distance of 42.41 feet to a point; thence North 03 degrees 50 minutes 21 seconds West a distance of 15.89 feet to a point; thence North 57 degrees 50 minutes 39 seconds East a distance of 17.53 feet to a point; thence North 72 degrees 46 minutes 45 seconds West a distance of 28.67 feet to a point; thence North 28 degrees 21 minutes 24 seconds West a distance of 27.57 feet to a point; thence North 64 degrees 23 minutes 45 seconds East a distance of 73.48 feet to a point; thence North 25 degrees 37 minutes 49 seconds West a distance of 34.68 feet to a point; thence North 77 degrees 51 minutes 20 seconds West a distance of 18.57 feet to a point; thence North 24 degrees 07 minutes 18 seconds East a distance of 37.99 feet to a point; thence North 00 degrees 01 minutes 12 seconds West a distance of 18.75 feet to a point; thence North 23 degrees 06 minutes 21 seconds East a distance of 55.27 feet to a point; thence North 34 degrees 22 minutes 42 seconds West a distance of 15.70 feet to a point; thence North 47 degrees 00 minutes 28 seconds East a distance of 25.89 feet to a point; thence North 17 degrees 15 minutes 04 seconds East a distance of 22.04 feet to a point; thence North 16 degrees 37 minutes 29 seconds West a distance of 40.14 feet to a point; thence North 58 degrees 25 minutes 02 seconds East a distance of 17.94 feet to a point; thence North 21 degrees 50 minutes 31 seconds East a distance of 38.25 feet to a point; thence North 27 degrees 46 minutes 10 seconds East a distance of 41.57 feet to a point; thence North 32 degrees 45 minutes 04 seconds West a distance of 45.32 feet to a point; thence North 39 degrees 49 minutes 30 seconds East a distance of 15.35 feet to a point; thence North 43 degrees 13 minutes 54 seconds West a distance of 27.77 feet to a point; thence North 14 degrees 27 minutes 48 seconds West a distance of 30.83 feet to a point; thence North 34 degrees 20 minutes 06 seconds East a distance of 36.32 feet to a point; thence North 27 degrees 52 minutes 28 seconds West a distance of 16.53 feet to a point; thence North 34 degrees 37 minutes 30 seconds East a distance of 33.84 feet to a point; thence North 36 degrees 27 minutes 16 seconds West a distance of 20.78 feet to a point; thence North 02 degrees 57 minutes 42 seconds East a distance of 65.30 feet to a point; thence North 21 degrees 46 minutes 10 seconds East a distance of 61.70 feet to a point; thence North 39 degrees 09 minutes 58 seconds East a distance of 32.57 feet to an iron pin set, said point being North 53 degrees 38 minutes 54 seconds East a distance of 19.50 feet from a concrete monument found (USA HG 14BR); thence leaving the centerline of branch, North 53 degrees 38 minutes 54 seconds East a distance of 770.50 feet to an iron pin set located on the centerline of branch, said point being South 53 degrees 38 minutes 54 seconds West a distance of 45.00 feet from a concrete monument found (USA HG 13B); thence along the centerline of branch the following courses and distances: South 73 degrees 38 minutes 03 seconds East a distance of 26.87 feet to a point; thence North 61 degrees 20 minutes 32 seconds East a distance of 42.37 feet to a point; thence South 58 degrees 56 minutes 14 seconds East a distance of 48.27 feet to a point; thence South 76 degrees 56 minutes 51 seconds East a distance of 44.66 feet to a point; thence South 85 degrees 45 minutes 51 seconds East a distance of 11.30 feet to a point; thence North 47 degrees 51 minutes 09 seconds East a distance of 34.55 feet to a point; thence North 61 degrees 14 minutes 50 seconds East a distance of 57.43 feet to a point; thence South 45 degrees 53 minutes 23 seconds East a distance of 8.09 feet to a point; thence South 20 degrees 46 minutes 52 seconds West a distance of 45.66 feet to a point; thence South 13 degrees 15 minutes 46 seconds East a distance of 43.18 feet to a point; thence South 22 degrees 58 minutes 29 seconds East a distance of 75.75 feet to a point; thence South 60 degrees 08 minutes 27 seconds East a distance of 156.11 feet to a point; thence North 73 degrees 39 minutes 05 seconds East a distance of 46.34 feet to a point; thence South 66 degrees 23 minutes 41 seconds East a distance of 92.99 feet to a point; thence South 57 degrees 59 minutes 55 seconds East a distance of 48.94 feet to a point; thence South 34 degrees 20 minutes 39 seconds East a distance of 13.35 feet to a point; thence South 19 degrees 47 minutes 03 seconds East a distance of 14.31 feet to a point; thence South 39 degrees 33 minutes 39 seconds East a distance of 34.35 feet to a point; thence South 28 degrees 52 minutes 29 seconds East a distance of 24.91 feet to a point; thence North 89 degrees 32 minutes 46 seconds East a distance of 28.27 feet to a point; thence South 10 degrees 28 minutes 54 seconds East a distance of 34.16 feet to a point; thence South 59 degrees 27 minutes 50 seconds East a distance of 29.39 feet to a point; thence North 43 degrees 44 minutes 33 seconds East a distance of 16.11 feet to an iron pin (1/2 inch rebar set 10.51 feet ahead, formerly concrete monument found, USA HG 12B); thence leaving the centerline of branch, South 71 degrees 26 minutes 41 seconds East a distance of 778.14 feet to a concrete monument found (USA HG 11B); thence South 52 degrees 34 minutes 26 seconds East a distance of 854.95 feet to a concrete monument found (USA HG 10B); thence South 18 degrees 16 minutes 04 seconds West a distance of 242.95 feet to an iron pin (1/2 inch rebar set, formerly concrete monument found, USA HG 9B); thence South 70 degrees 29 minutes 16 seconds West a distance of 566.29 feet to an iron pin (1/2 inch rebar found); thence South 27 degrees 40 minutes 13 seconds West a distance of 690.43 feet to a iron pin (bumper jack found); thence South 24 degrees 11 minutes 37 seconds West a distance of 1,821.98 feet to an iron pin (1 and ½ inch “U” bar found); thence South 22 degrees 55 minutes 10 seconds West a distance of 1,088.39 feet to iron pin (bumper jack found) located on the northern right of way of Georgia Highway 181; thence along the northern right of way of Georgia Highway 181, North 55 degrees 50 minutes 35 seconds West a distance of 280.67 feet to an iron pin (1/2 inch rebar found); thence leaving the northern right of way of Georgia Highway 181, North 25 degrees 38 minutes 09 seconds East a distance of 759.95 feet to an iron pin (1/2 inch rebar found); thence North 49 degrees 50 minutes 41 seconds West a distance of 315.26 feet to an iron pin (3/4 inch SRF); thence North 49 degrees 56 minutes 12 seconds West a distance of 353.38 feet to an iron pin (bumper jack found); thence North 83 degrees 52 minutes 16 seconds West a distance of 338.15 feet to an iron pin (bumper jack found); thence North 59 degrees 19 minutes 54 seconds West a distance of 270.21 feet to an iron pin (1/4 inch angle iron found); thence North 58 degrees 29 minutes 04 seconds West a distance of 239.14 feet to an iron pin (1/2 inch rebar found); thence South 61 degrees 24 minutes 35 seconds West a distance of 307.18 feet to an iron pin (1/2 inch rebar found); thence South 74 degrees 30 minutes 27 seconds West a distance of 336.95 feet to an iron pin (1/2 inch rebar found) located on the northern right of way of Georgia Highway 181; thence along the northern right of way of Georgia Highway 181, North 26 degrees 32 minutes 55 seconds West a distance of 261.92 feet to a point; thence North 27 degrees 51 minutes 54 seconds West a distance of 100.22 feet to a point; thence North 30 degrees 02 minutes 20 seconds West a distance of 76.80 feet to an iron pin (5/8 inch rebar found) being the TRUE POINT OF BEGINNING.

LESS AND EXCEPT:

A tract of land located in the 1114th G.M. District, Hart County, Georgia, containing a total of 13.309 acres, located approximately seven miles east-southeast of Hartwell, south of Hartwell Dam, on the north side of Georgia Highway 181, surrounded on all sides by property owned by ANP Power Company, f/k/a Transco Power Company, being more particularly described as follows:

BEGINNING at a point which is North 48 degrees 33 minutes 05 seconds East a distance of 2,093.06 feet from a concrete monument found (USA HG 17B); thence North 53 degrees 15 minutes 39 seconds East a distance of 1,106.68 feet to a point; thence South 36 degrees 44 minutes 21 seconds East a distance of 507.06 feet to a point; thence South 53 degrees 15 minutes 40 seconds West a distance of 199.41 feet to a point; thence South 34 degrees 47 minutes 06 seconds West a distance of 124.24 feet to a point; thence South 53 degrees 15 minutes 39 seconds West a distance of 749.43 feet to a point; thence North 36 degrees 44 minutes 24 seconds West a distance of 369.98 feet to a point; thence South 53 degrees 15 minutes 12 seconds West a distance of 40.00 feet to a point; thence North 36 degrees 44 minutes 24 seconds West a distance of 176.45 feet to a point being the POINT OF BEGINNING.

BEING the same property conveyed to Hartwell Energy Limited Partnership, a Delaware limited partnership, by Warranty Deed from Transco Power Company, a Delaware corporation, dated December 1, 1992, recorded December 22, 1992 in Book 242, Page 120, and re-conveyed to Hartwell Energy Limited Partnership, a Delaware limited partnership, by Corrective Warranty Deed from Transco Power Company, a Delaware corporation, dated December 23, 1992, recorded December 28, 1992, in Book 242, Page 160, in the Clerk’s Office, Superior Court, Hart County, Georgia.

The above described property is more particularly shown and delineated on that certain ALTA/ACSM Land Title Survey for Hartwell Energy Limited Partnership and Oglethorpe Power Corporation (An Electric Membership Corporation), prepared by Dean H. Teasley, Land Surveying Inc., GA RLS No. 1898, dated October 6, 2009, as containing 171.766 net acres.

2.             Hart County, Georgia

All that tract or parcel of land lying and being in the 1114th Georgia Militia District of Hart County, Georgia, containing 31.094 acres, more or less, and being bounded on the Southwest by Smith McGee Highway, Georgia Highway 181 (100’ R/W).

Said property is more particularly described as to courses and distances in the following manner, to-wit: TO FIND THE TRUE POINT OF BEGINNING, Begin at an iron pin (PK nail set) at the junction of CR 539 and Georgia Highway 181, thence running South 64 degrees 40 minutes 05 seconds East a distance of 89.17 feet to an iron pin (5/8 inch rebar found) located on the northern right of way of Georgia Highway 181; thence along the northern right of way of Georgia Highway 181, South 30 degrees 02 minutes 20 seconds East a distance of 76.80 feet to a point; thence South 27 degrees 51 minutes 54 seconds East a distance of 100.22 feet to a point; thence South 26 degrees 32 minutes 55 seconds East a distance of 261.92 feet to an iron pin (1/2 inch rebar found) said point being the TRUE POINT OF BEGINNING; thence leaving the northern right of way of Georgia Highway 181, North 74 degrees 30 minutes 27 seconds East a distance of 336.95 feet to an iron pin (1/2 inch rebar found); thence North 61 degrees 24 minutes 35 seconds East a distance of 307.18 feet to an iron pin (1/2 inch rebar found); thence South 58 degrees 29 minutes 04 seconds East a distance of 239.14 feet to an iron pin (1/4 inch angle iron found); thence South 59 degrees 19 minutes 54 seconds East a distance of 270.21 feet to an iron pin (bumper jack found); thence South 83 degrees 52 minutes 16 seconds East a distance of 338.15 feet to an iron pin (bumper jack found); thence South 49 degrees 56 minutes 12 seconds East a distance of 353.38 feet to an iron pin (3/4 inch SRF); thence South 49 degrees 50 minutes 41 seconds East a distance of 315.26 feet to an iron pin (1/2 inch rebar found); thence South 25 degrees 38 minutes 09 seconds West a distance of 759.95 feet to an iron pin (1/2 inch rebar found) located on the northern right of way of Georgia Highway 181; thence along the northern right of way of Georgia Highway 181, North 55 degrees 45 minutes 27 seconds West a distance of 198.70 feet to an iron pin (bumper jack found); thence North 58 degrees 09 minutes 19 seconds West a distance of 163.68 feet to a point; thence North 59 degrees 11 minutes 30 seconds West a distance of 117.62 feet to a point; thence North 63 degrees 08 minutes 30 seconds West a distance of 102.35 feet to a point; thence North 67 degrees 06 minutes 29 seconds West a distance of 98.84 feet to a point; thence North 69 degrees 08 minutes 31 seconds West a distance of 102.47 feet to a point; thence North 69 degrees 48 minutes 30 seconds West a distance of 234.29 feet to a point; thence North 67 degrees 11 minutes 20 seconds West a distance of 148.86 feet to a point; thence North 61 degrees 31 minutes 56 seconds West a distance of 116.09 feet to a point; thence North 52 degrees 34 minutes 54 seconds West a distance of 100.07 feet to a point; thence North 44 degrees 35 minutes 56 seconds West a distance of 96.34 feet to a point; thence North 36 degrees 06 minutes 56 seconds West a distance of 96.06 feet to a point; thence North 29 degrees 33 minutes 31 seconds West a distance of 96.82 feet to a point; thence North 26 degrees 32 minutes 55 seconds West a distance of 350.00 feet to an iron pin (1/2 inch rebar found) being the TRUE POINT OF BEGINNING.

The above described property is more particularly shown and delineated as Tract A on a plat of survey dated November 29, 2006, prepared by Dean H. Teasley, Registered Land Surveyor, of record in Plat Book 2-K, Page 35 in the Office of the Clerk of the Superior Court of Hart County, Georgia, which plat and the recordation thereof are by reference incorporated herein to aid in this description.

Exhibit D

All property of the Company in the Counties in Appling, Burke, Carroll, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia.

D-1

Exhibit E

FORM OF SERIES 2009 B BOND
AND
TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[If an Initial Series 2009 B Bond, then insert — THIS SERIES 2009 B BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SERIES 2009 B BOND IS HEREBY NOTIFIED THAT THE SELLER OF THIS SERIES 2009 B BOND MAY BE RELYING ON THE EXEMPTIONS FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THIS SERIES 2009 B BOND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) TO OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) (“OGLETHORPE”), AND IN THE CASE OF BOTH (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  EACH TRANSFEREE OF THIS SERIES 2009 B BOND WILL BE REQUIRED TO PROVIDE U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) WITH A WRITTEN CERTIFICATION (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS REFERRED TO ABOVE. IN ADDITION, IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER, A NON-U.S. PERSON OR OGLETHORPE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SERIES 2009 B BOND AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SERIES 2009 B BOND TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS SERIES 2009 B BOND SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SERIES 2009 B BOND TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO OGLETHORPE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	$400,000,000.00

OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND,
SERIES 2009 B, DUE 2039

REGISTERED OWNER:  CEDE & CO.

PRINCIPAL AMOUNT:  FOUR HUNDRED MILLION DOLLARS

ISSUANCE DATE:  November 3, 2009

CUSIP NO.:

Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation existing under the laws of the State of Georgia (together with any successors and assigns, “Oglethorpe”), for value received hereby promises to pay to the registered owner named above or registered assigns, on November 1, 2039 upon the presentation and surrender of this First Mortgage Bond, 5.95% Series 2009 B due November 1, 2039 (this “Series 2009 B Bond”), the principal amount (upon original issuance) of $400,000,000, issued under the Indenture, dated as of March 1, 1997 (the “Original Indenture”), as heretofore supplemented and as supplemented by the Forty-Ninth Supplemental Indenture (the “Forty-Ninth Supplemental Indenture”), between Oglethorpe, formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), as grantor, and U.S. Bank National Association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (the “Trustee”) (the Original Indenture, as supplemented, the “Indenture”).

Oglethorpe shall pay the principal sum set forth above and pay interest on said principal sum from the date hereof until payment of said principal sum has been made or duly provided for, semi-annually at the interest rate of 5.95% [If an Initial Series 2009 B Bond, then insert — ; provided, however, that if (i) Oglethorpe fails to file a registration statement under the Securities Act of 1933, as amended, registering this Series 2009 B Bond (the “Exchange Offer Registration Statement”) in connection with the exchange offer (the “Exchange Offer”) pursuant to that certain Registration Rights Agreement (the “Registration Rights Agreement”) by and between Oglethorpe and the Initial Purchasers (as defined therein), dated as of October 26, 2009 with the Securities and Exchange Commission (the “SEC”) on or prior to the 90th day after November 3, 2009 (the “Closing Date”), (ii) the Exchange Offer Registration Statement has not become effective or been declared effective by the SEC on or before the 180th day after the Closing Date, (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement, (iv) if a Shelf Registration Statement (as defined in the Registration Rights Agreement) is required to be filed as a result of a Shelf Registration Event (as defined in the Registration Rights Agreement) but is not filed with the SEC on or prior to the 30th day after the date of such Shelf Registration Event, or (v) if a Shelf Registration Statement is required to be filed as a result of a Shelf Registration Event but is not declared effective by the SEC on or prior to the 60th day after the date of such Shelf Registration Event (each event referred to in clauses (i) through (v), a “Registration Default” and each period during which a Registration Default has occurred and is occurring, a “Registration Default Period”), then additional interest on this Series 2009 B Bond will accrue (in addition to the stated interest on this Series 2009 B Bond) at a rate of 1.00% per annum (“Special Interest”) on the principal amount of this Series 2009 B Bond, from the date of the occurrence of any Registration

Default until such Registration Default is remedied; provided, however, no Registration Default Period shall continue beyond the first anniversary of the Closing Date.  The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing.

If the Exchange Offer Registration Statement or the Shelf Registration Statement, if required, has become effective and thereafter either ceases to be effective or the Prospectus (as defined in the Registration Rights Agreement) contained therein ceases to be usable at any time during the period when the Exchange Offer Registration Statement is being used by Requesting Participating Broker-Dealers (as defined in the Registration Rights Agreement) or during the Shelf Effectiveness Period (as defined in the Registration Rights Agreement), respectively, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) prior to, in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, the 180th day after the Exchange Date (as defined in the Registration Rights Agreement) or, in the case of the Shelf Registration Statement, the first anniversary of the Closing Date, then the interest rate on the Registrable Securities will be increased by the Special Interest amount commencing on the 31st day in such period and ending (i) the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has again become effective, (ii) the date the Prospectus relating thereto, as applicable, again becomes usable, (iii) in the case of the Exchange Offer Registration Statement being used by a Requesting Participating Broker-Dealer, on the 180th day after the Exchange Date, or (iv) in the case of the Shelf Registration Statement, on the first anniversary of the Closing Date.]

The principal of, and interest on, this Series 2009 B Bond are payable at the principal corporate trust office of the Trustee, or of its successor as Trustee, or, at the option of the owner of this Series 2009 B Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Trustee, by check or draft drawn upon the Trustee and mailed to the registered address of the registered owner of this Series 2009 B Bond as of the close of business on the applicable Record Date (as defined in the Forty-Ninth Supplemental Indenture), or, at the written request of the registered owner of Series 2009 B Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Trustee at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request. Payment of the principal of and interest on this Series 2009 B Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of this Series 2009 B Bond to the contrary, so long as this Series 2009 B Bond shall be registered on books of Oglethorpe kept by the Obligation Registrar (as defined in the Indenture) in the name of The Depository Trust Company, a New York Corporation (“DTC”), or its nominee, the provisions of the Indenture governing the Book-Entry System (as defined in the Indenture) shall govern the manner of payment of the principal of, and interest on, this Series 2009 B Bond.

The Series 2009 B Bonds are equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property.

Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of Oglethorpe, the Trustee and the owner of this Series 2009 B Bond, the terms upon which this Series 2009 B Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Series 2009 B Bond assents by the acceptance of this Series 2009 B Bond.

This Series 2009 B Bond is transferable, as provided in the Indenture, only upon the registration books of Oglethorpe maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Series 2009 B Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.  The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Series 2009 B Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of the Series 2009 B Bonds or (ii) register the transfer of or exchange of any Series 2009 B Bond so selected for redemption in whole or in part, except the unredeemed portion of a Series 2009 B Bond being redeemed in part.

The Series 2009 B Bonds are issuable in the form of fully registered global bonds without coupons in the denomination of $1,000 each or any integral multiple thereof.  Upon payment of any required tax or other governmental charge and, subject to such conditions, the Series 2009 B Bonds, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Series 2009 B Bonds of the same interest rate and in any other authorized denominations.

This Series 2009 B Bond shall bear interest from, and including, the date hereof to, but excluding, November 1, 2039.  Interest shall be payable in arrears on May 1 and November 1 of each year prior to the maturity date of the Series 2009 B Bonds, commencing on May 1, 2010.  Interest on this Series 2009 B Bond shall be computed on the basis of a 360-day year of twelve 30-day months.

Make-Whole Redemption:  Oglethorpe may redeem the Series 2009 B Bonds, in whole or in part, on any date prior to their maturity, at its option.  The Redemption Price for the Series 2009 B Bonds will be equal to the greater of:

•                                          100% of the principal amount of the Series 2009 B Bonds being redeemed plus interest accrued through the Redemption Date; and

•                                          the sum of the present values of the remaining principal and interest payments on the Series 2009 B Bonds being redeemed, discounted on a semi-annual basis (assuming a

360-day year consisting of twelve 30-day months) at a rate equal to the sum of (1) the yield to maturity of the U.S. Treasury security having a life equal to the remaining average life of the maturity of the Series 2009 B Bonds being redeemed and trading in the secondary market at the price closest to par, and (2) 25 basis points.

If there is no U.S. Treasury security having a life equal to the remaining average life of the Series 2009 B Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity of two U.S. Treasury securities having lives most closely corresponding to the remaining average life of the Series 2009 B Bonds being redeemed and trading in the secondary market at the price closest to par.

If less than all of the outstanding Series 2009 B Bonds are to be redeemed, the Series 2009 B Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2009 B Bonds not so redeemed will be in integral multiples of $1,000.

The registered owner of this Series 2009 B Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

All acts, conditions and things required by the Constitution and statutes of the State of Georgia, the governing rules and procedures of Oglethorpe and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Series 2009 B Bond, do exist, have happened and have been performed.

No covenant or agreement contained in this Series 2009 B Bond, the Indenture or the Forty-Ninth Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of Oglethorpe in his individual capacity, and no officer of Oglethorpe executing this Series 2009 B Bond shall be liable personally on this Series 2009 B Bond or be subject to any personal liability or accountability by reason of the issuance of this Series 2009 B Bond.

This Series 2009 B Bond shall not be entitled to any benefit under the Indenture or be valid until this Series 2009 B Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

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IN WITNESS WHEREOF, Oglethorpe has caused this Series 2009 B Bond to be executed in its corporate name by its President and Chief Executive Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

By:
Thomas A. Smith
President and Chief Executive Officer
(CORPORATE SEAL)

Attest:

Patricia N. Nash
Secretary

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Agent

Date of Authentication:

Schedule 1

RECORDING INFORMATION

FOR

                  COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Forth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture